Exhibit 99.1

ROYAL PURPLE, INC.

BALANCE SHEETS

JUNE 30, 2012 AND DECEMBER 31, 2011

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$14,360,195	$20,013,989
Accounts receivable trade, net of allowance of $266,206 and $125,000, respectively	15,351,205	14,213,833
Inventories	13,423,420	12,950,829
Due from related parties	—	2,852,355
Prepaid expenses	1,113,381	1,138,734

Total current assets	44,248,201	51,169,740

Property, plant, and equipment, net	8,243,139	8,138,880

Intangible assets, net	379,244	393,378
Deposits	13,108	13,108

TOTAL ASSETS	$52,883,692	$59,715,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,787,843	$2,206,608
Accrued liabilities	3,709,111	2,209,158
Short-term debt	—	522,996
Current portion of long-term debt	—	567,673
Note payable to stockholder	—	350,000

Total current liabilities	5,496,954	5,856,435

Long-term debt, net of current portion	—	2,017,154

Total liabilities	5,496,954	7,873,589

Commitments and contingencies	—	—

Stockholders’ equity
Common stock – no par value; 25,000,000 shares authorized; 15,035,000 shares issued and 14,980,000 shares outstanding, respectively
Additional paid-in capital	15,155,550	15,155,550
Retained earnings	32,340,832	36,795,611

	47,496,382	51,951,161
Less: cost of 55,000 shares of common stock held in treasury	(109,644)	(109,644)

Total stockholders’ equity	47,386,738	51,841,517

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,883,692	$59,715,106

ROYAL PURPLE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	30,892,024	$28,417,688	$61,065,443	$53,249,543

Cost of sales	15,456,992	14,161,380	30,251,198	26,362,491

Gross profit	15,435,032	14,256,308	30,814,245	26,887,052

Operating expenses
Selling expenses	5,578,337	4,591,211	9,857,746	8,896,301
General and administrative expenses	2,475,668	1,645,137	4,782,837	3,498,835
Research and development expenses	232,924	267,084	453,538	425,259

Total operating expenses	8,286,929	6,503,432	15,094,121	12,820,395

Income from operations	7,148,103	7,752,876	15,720,124	14,066,657

Other income (expense)
Interest income	2,076	5,020	9,246	14,328
Interest expense	(71,527)	(31,888)	(106,865)	(81,719)
Other income	11,523	(1,456)	26,850	3,720

Total other expense, net	(57,928)	(28,324)	(70,769)	(63,671)

Income before state taxes	7,090,175	7,724,552	15,649,355	14,002,986

State taxes	(76,830)	26,323	104,134	175,251

NET INCOME	$7,167,005	$7,698,229	$15,545,221	$13,827,735

ROYAL PURPLE, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIODS ENDED JUNE 30, 2012 AND 2011

	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Equity
BALANCE AT JANUARY 1, 2011	14,960,000	$15,105,750	$24,874,148	$(109,644)	$39,870,254

Stockholders’ distributions	—	—	(15,007,541)	—	(15,007,541)
Net income	—	—	13,827,735	—	13,827,735

BALANCE AT JUNE 30, 2011	14,960,000	$15,105,750	$23,694,342	$(109,644)	$38,690,448

BALANCE AT JANUARY 1, 2012	14,980,000	$15,155,550	$36,795,611	$(109,644)	$51,841,517

Stockholders’ distributions	—	—	(20,000,000)	—	(20,000,000)
Net income	—	—	15,545,221	—	15,545,221

BALANCE AT JUNE 30, 2012	14,980,000	$15,155,550	$32,340,832	$(109,644)	$47,386,738

ROYAL PURPLE, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2012	2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$15,545,221	$13,827,735
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	600,005	488,143
Bad debt expense	125,019	5
Change in operating assets and liabilities:
Accounts receivable – trade	(1,262,391)	(7,785,341)
Accounts receivable – other	—	49,477
Inventories	(472,591)	(2,219,727)
Prepaid expenses	25,353	7,001
Accounts payable	(418,765)	820,882
Accrued liabilities	1,499,953	4,027,646

Net cash from operating activities	15,641,804	9,215,821

Cash flows from investing activities
Advances (to) from related parties	2,852,355	2,927,044
Net acquisition of property, plant and equipment	(690,130)	(1,158,972)

Net cash from investing activities	2,162,225	1,768,072

Cash flows from financing activities
Payments on debt	(3,107,823)	(3,795,898)
Repayment of related party debt	(350,000)	—
Proceeds from long term debt	—	3,985,794
Distributions to stockholders	(20,000,000)	(15,007,541)

Net cash from financing activities	(23,457,823)	(14,817,645)

Net change in cash and cash equivalents	(5,653,794)	(3,833,752)

Cash and cash equivalents, beginning of year	20,013,989	14,428,267

Cash and cash equivalents, end of year	$14,360,195	$10,594,515

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$71,527	$31,888
Cash paid for taxes	$674,726	$357,567

ROYAL PURPLE, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Royal Purple, Inc. (the “Company”), was formed on January 30, 1989 as a Texas S corporation. On September 1, 2000, the corporation was converted to a limited partnership. On June 29, 2007, the limited partnership was converted back into a Texas S corporation. The Company has filed federal tax returns as an S corporation since 1989, including its years as limited partnership. The Company manufactures, packages, and sells synthetic lubricants throughout the United States and, to a lesser extent, worldwide. The Company’s facilities are located in Porter, Texas.

The unaudited financial statements of the Company as of June 30, 2012 and for the three and six months ended June 30, 2012 and 2011 included herein have been prepared, without audit. Certain information and disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America (the “U.S.”) have been condensed or omitted, although the Company believes that the following disclosures are adequate to make the information presented not misleading. These unaudited financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations for the interim periods presented. All adjustments are of a normal nature. The results of operations for the three and six months ended June 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. These unaudited financial statements should be read in conjunction with the Company’s financial statements as of and for the year ended December 31, 2011.

NOTE 2 — NEW AND RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements (“ASU 2012-04”). ASU 2012-04 covers a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. ASU 2012-04 is effective for fiscal periods beginning after December 15, 2012. The Company is in the process of evaluating the impact of the adoption of ASU 2012-04 on the Company’s financial statements.

In July 2012, the FASB issued ASU No. 2012-02, Intangibles (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 permits an entity to first assess qualitative factors to determine if it is more likely than not that the fair value of an indefinite-lived intangible asset is more than its carrying amount. If based on its qualitative assessment an entity concludes it is more likely than not that the fair value of an indefinite-lived intangible asset exceeds its carrying amount, quantitative impairment testing is not required. However, if an entity concludes otherwise, quantitative impairment testing is required. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company is in the process of evaluating the impact of the adoption of ASU 2012-02 on the Company’s financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 will require entities to disclose information about offsetting and related arrangements to enable financial statement users to understand the effect of such arrangements on the balance sheet. Entities are required to disclose both gross information and net information about financial instruments that are either offset in the balance sheet or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset. ASU 2011-11 is effective for the first reporting period beginning after January 1, 2013 and should be applied retrospectively for any period presented. The Company is in the process of evaluating the impact of the adoption of ASU 2011-11 on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of stockholders’ equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. The Company has no items of comprehensive income.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”). ASU 2011-04 is intended to improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments are of two types: (i) those that clarify the application of existing fair value measurement and disclosure requirements and (ii) those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. ASU 2011-04 is effective for the first reporting period (including interim periods) beginning after December 15, 2011. The adoption of ASU 2011-04 did not have a material impact on the Company’s financial statements.

NOTE 3 — ECONOMIC DEPENDENCY

During the current period, five of the Company’s customers accounted for 15% of sales, and approximately 27% of the Company’s business is located in the greater Texas Gulf Coast area. The Company purchases approximately 45% of its raw materials from five major vendors in the hydrocarbon industry. Management does not consider this to be significant due to the large number of alternate suppliers available.

NOTE 4 — SHORT AND LONG-TERM DEBT

During the period from January 1, 2012 to June 30, 2012:

•	The Company had short and long-term debt due to various financial institutions, which was fully repaid in the current period in anticipation of the Company’s sale (see Note 6).

NOTE 5 — RELATED PARTY TRANSACTIONS

During the period from January 1, 2012 to June 30, 2012:

•	The Company made distributions to its members in the amount of $32,418,508 in accordance with their respective ownership percentages as of July 2, 2012.

•	The Company had a demand note payable due to a member in the amount of $350,000, which was fully repaid in the current period.

NOTE 6 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 28, 2012, the date which the financial statements were issued.

On July 2, 2012, the Company was converted to a Delaware limited liability company.

On July 3, 2012, Calumet Specialty Products Partners, L.P. (“Calumet”) completed the acquisition of the Company, a Texas corporation which was converted into a Delaware limited liability company at closing, a leading independent formulator and marketer of premium industrial and consumer lubricants to a diverse customer base across several large markets including oil and gas, chemicals and refining, power generation, manufacturing and transportation, food and drug manufacturing and automotive aftermarket for aggregate consideration of approximately $332,646,000.